                                                                 Exhibit: 10.2FD

                               PURCHASE AGREEMENT
                                (Bridge Lenders)


     THIS PURCHASE AGREEMENT (this "Agreement") is made as of March   , 1997
between FUNDEX GAMES, LTD., a Nevada corporation with its principal place of business at 3750 W 16th Street, Indianapolis, IN 46222 (the "COMPANY"), and the Purchaser whose name and address is set forth on the signature space hereof (the "PURCHASER").

     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Company and the Purchaser agree as follows:

     1. AUTHORIZATION OF SALE OF THE UNITS. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to one hundred thousand (100,000) Units (the "Units"), consisting of two (2) Shares of Common Stock of the Company ("Shares"), One (1) $5.50 Common Stock Purchase Warrant and One (1) $6.30 Common Stock Purchase Warrant, at $6.72 per Unit. In addition, bridge lenders will receive two (2) $4.20 Common Stock Purchase Warrants.

     2. AGREEMENT TO SELL AND PURCHASE THE UNITS. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 7440 Units in exchange for releasing loans in the aggregate amount of fifty thousand Dollars ($50,000). The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of Units to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

     3. DELIVERY OF THE UNITS AT THE CLOSING. The completion of the purchase and sale of the Units to be issued pursuant to this Agreement (the "Closing")
shall occur on March   , 1997, or on such other date as may be agreed to by the
Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates and warrants registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares and warrants, respectively, set forth in
Section 2 above. The name(s) in which the stock certificates are to be issued are set forth in the Stock Certificate and Funds Transfer Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Units and deliver such stock certificates and warrants to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the
Company: (a) receipt by the Company of immediately available funds, by check or wire transfer, in the full amount of the purchase price for the Units being purchased hereunder; (b) receipt by the Company of a signed and dated Investor Qualification Questionnaire attached as Appendix II hereto; (c) the accuracy of the representations and warranties made by the Purchaser herein as of the Closing; and (d) the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificates) and to pay for the Units evidenced thereby shall be subject to the following conditions: (i) the accuracy of the representations and warranties made by the Company herein as of the Closing; and (ii) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Units that they have agreed to purchase from the Company.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to conduct its business as currently conducted.

     4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company's execution, delivery and performance of the Agreements (a) have been duly authorized by all requisite corporate action by the Company, and (b) will not violate any law or the Articles of Incorporation or By-laws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company or any subsidiary. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. When issued and paid for, the Shares to be sold hereunder by the Company and to be issued in connection with the Warrants specified herein will be validly issued and outstanding, fully paid and non-assessable.

     4.4 ADDITIONAL INFORMATION. The Company represents and warrants that the information contained in the Confidential Private Placement Memorandum, dated February 25, 1997 (the "Memorandum"), is true and correct as of such date.

     4.5  DISCLOSURE.   Neither this Agreement, nor the Memorandum, any exhibit
thereto or any agreement related hereto, nor any statement, agreement, certificate or document furnished by the Company or any of its Subsidiaries, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.6 NO MATERIAL CHANGE. As of the date hereof, except as may be reflected in the Memorandum, there has been no material adverse change in the financial condition or results of operations of the Company since February 25, 1997.

     5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Units contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Units; (ii) the Purchaser is acquiring the number of Units set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such Units (this representation and warranty not limiting the Purchaser's right to sell in the future); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Units except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Stock Certificate and Funds Transfer Questionnaire, both attached hereto as Appendix I; (v) the Purchaser has, in connection with its decision to purchase the number of Units set forth in Section 2 above, relied solely upon the information delivered to the Purchaser as described in Section 4.4 above and the representations and warranties of the Company contained herein; and
          (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed or caused to be completed the Investor Qualification Questionnaire attached hereto as Appendix II.

     (b) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares and warrants delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and warrants being purchased and the payment therefor.

     7.   [INTENTIONALLY OMITTED]

     8.   PLACEMENT AGENT'S FEE.

     (a) Each of the parties hereto hereby represents that, except as provided in Section 8(b), on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Units to the Purchaser; and

     (b) The Company shall pay Merrill Weber & Co., Inc. (the "Placement Agent") a fee in an amount equal to six percent (6%) of the total sales price of any Units sold by such Placement Agent, plus five-year warrants, exercisable one year after the date of issuance, to purchase up to an aggregate of 15,378 shares of Common Stock of the Company at exercise prices of: (i) $4.20 per Share, as shall equal two percent (2%) of the gross amount paid for the Units, divided by $4.20; (ii) $5.50 per Share, as shall equal two percent (2%) of the gross amount paid to the Company upon exercise of the $5.50 Warrants, divided by $5.50; (iii) $6.30 per Share, as shall equal two percent (2%) of the gross amount paid for the Units, divided by $6.30; and (iv) $3.36 per Share, as shall equal two percent (2%) of the gross amount paid to the Company upon exercise of the $3.36 Warrants, divided by $3.36; plus the amount equal to six percent (6%) of the aggregate amount paid to the Company upon exercise of warrants with exercise prices of the $4.20, $5.50 and $6.30 Warrants.

     9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by facsimile or mailed by first class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so sent by facsimile or mailed and shall be delivered as follows:

     (a)  If to the Company, to:

          FUNDEX GAMES, LTD.
          3750 W. 16th Street
          Indianapolis, IN 46222
          Attention:   Carl (Chip) E. Voigt, IV
                       President and Chief
                       Executive Officer

          or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) If to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     10. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   FUNDEX GAMES, LTD.


                                   By:  /s/ [Illegible]
                                      -----------------------------
                                   Its: President
                                       ----------------------------


                                   PURCHASER


                                   By:  /s/ [Illegible]
                                      -----------------------------
                                   Its: General Partner
                                       ----------------------------


                                   By:  Harbour Court LPI
                                      -----------------------------
                                   Its: General Partner
                                       ----------------------------


                                   Address:  253 W 73rd
                                           ------------------------
                                             Suite 6D
                                   --------------------------------
                                           New York, N.Y. 10023
                                   --------------------------------

                                   Telephone No.  (212) 496-7409
                                                -------------------
                                   Facsimile No.  (212) 874-7365
                                                -------------------